Exhibit 31.1

Certification

I, Craig M. Nash, certify that:

1.                                      I have reviewed this annual report on Form 10-K/A for the period ended December 31, 2015 of Interval Leisure Group, Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 9, 2016	/s/ CRAIG M. NASH
Craig M. Nash
Chairman, President and Chief Executive Officer